UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2023
MARIMED INC.
(Exact name of registrant as specified in its charter)

Delaware	0-54433	27-4672745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10 Oceana Way
Norwood, MA 02062
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (781) 277-0007

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Not Applicable.	Not Applicable.	Not Applicable.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On November 16, 2023, Mari Holdings MD LLC, Hartwell Realty Holdings LLC, Kind Therapeutics USA, LLC, ARL Healthcare Inc., and MariMed Advisors, Inc., each a wholly-owned direct or indirect subsidiary of the Registrant (collectively, the “Borrowers”) entered into a Loan Agreement (the “Loan Agreement”), by and among Borrowers, and Needham Bank, a Massachusetts co-operative bank (the “Lender”) pursuant to which the Lender loaned to the Borrowers an aggregate principal amount of $58.7 million (the “Loan Transaction”).

The salient terms and conditions of the Loan Transaction are as follows:

Loan Amount: $58.7 million

Term: Ten years

Borrowers: Mari Holdings MD LLC, Hartwell Realty Holdings LLC, Kind Therapeutics USA, LLC, ARL Healthcare Inc., and MariMed Advisors, Inc., each a wholly-owned direct or indirect subsidiary of the Registrant.

Guarantor/Pledgor: The Registrant has fully guaranteed the obligations of the Borrowers under the Loan Transaction and pledged to the Lender its equity ownership in each Borrower.

Interest Rate: Initial five-years: 8.43%. Interest rate resets after five-years to the FHLB Rate (the Classic Advance Rate for Fixed Rate Advances for a period of five years for an amount greater than or equal to the loan amount, as such rate is defined and published by the Federal Home Loan Bank of Boston), plus three and 50/100ths percent (3.50%).

Interest/Amortization Payments: Interest only for the first twelve-months of the Term; payments thereafter based upon a twenty-year amortization schedule.

Use of Proceeds: Proceeds from the Loan Transaction were used to pay-off the Registrant’s existing term loans with Chicago Atlantic ($32,664,294) and Bank of New England ($11,880,667) and the outstanding balance on note issued by the Registrant in connection with its acquisition of the operating assets of Ermont, Inc. in March 2023 ($2,250,000), which in the aggregate total approximately $46.8 million. The remaining loan proceeds will be held in escrow to complete the expansion of the Registrant’s Hagerstown, Maryland cultivation facility. Any unused proceeds will be released to the Registrant after completion of the cultivation facility expansion.

Security: First priority security interest in all of the Borrowers’ operating assets in Maryland and Massachusetts and first priority mortgages on Borrowers’ properties owned in Maryland and Massachusetts.

Representations, Warranties, Events of Default and Certain Covenants

The Loan Agreement includes customary representations and warranties and customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to material indebtedness, and events of bankruptcy and insolvency.

The Loan Agreement also includes customary negative covenants limiting the Borrowers’ (but not the Registrant's) ability to incur additional indebtedness and grant liens that are otherwise not permitted, among others. The Loan Agreement also requires the Borrowers to meet certain periodic financial tests.

The foregoing description of the Loan Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, the Promissory Note and the Payment Guaranty, which are attached hereto as Exhibits 10.1, 4.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Loan Transaction set forth in Item 1.01 above, is incorporated herein by reference.

Item 8.01. Other Events.

On November 20, 2023, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, announcing the Loan Transaction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1 *	Form of Promissory Note, dated November 16, 2023, issued by Borrowers to Needham Bank.
10.1 *
Construction Loan Agreement, dated November 16, 2023, by and among Mari Holdings MD LLC, Hartwell Realty Holdings LLC, Kind Therapeutics USA, LLC, ARL Healthcare Inc., and MariMed Advisors, Inc., and Needham Bank.

10.2 *	Form of Guaranty, dated November 16, 2023, by and between MariMed Inc. and Needham Bank.
99.1 *	Press Release, dated November 20, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARIMED INC.

Dated: November 20, 2023
	By:	/s/ Jon R. Levine
Jon R. Levine, President, Chief Executive Officer and Interim Chief Financial Officer